Exhibit 99.1

Lakewood-Amedex Biotherapeutics Announces Completion of Series C Convertible Preferred Stock Redemption

SARASOTA, Fla., November 5, 2026 – Lakewood-Amedex Biotherapeutics Inc. (NASDAQ: LABT) (the “Company”), a clinical-stage biotechnology company advancing a novel class of potent, fast-acting, broad-spectrum antimicrobials for infectious diseases called the Bisphosphocin® class, today announced that it has completed the redemption of all remaining outstanding shares of its Series C Convertible Preferred Stock (the “Series C Preferred Stock”) pursuant to a redemption agreement, dated November 2, 2026, with Shakawe Capital LLC. Under the agreement, the Company redeemed 127,097 shares of Series C Preferred Stock for an aggregate cash redemption price of $1,270,970, which was funded from cash on hand.

Following completion of the transaction, no shares of Series C Preferred Stock remain outstanding, and no additional shares of the Company’s common stock will be issuable upon conversion of the Series C Preferred Stock. Following the redemption, the Company has no shares of preferred stock outstanding and no outstanding indebtedness for borrowed money. The redemption also eliminates all restrictions associated with the Series C Preferred Stock.

“Completing this redemption simplifies our capital structure and eliminates the potential for further dilution from conversion of the Series C Preferred Stock,” said Kelvin Cooper, Ph.D., Chief Executive Officer of Lakewood-Amedex Biotherapeutics. “It also removes the financing restrictions associated with that instrument, giving us greater financial flexibility as we continue to advance our development programs.”

About Lakewood-Amedex Biotherapeutics Inc.

Lakewood-Amedex Biotherapeutics Inc. (NASDAQ: LABT) is a clinical-stage biotechnology company developing a novel class of fast-acting, broad-spectrum antimicrobials – the Bisphosphocin® class - to treat infectious diseases and reduce the threat posed by antibiotic-resistant bacterial strains, including MRSA, VRE, and others. For more information, please visit https://lakewoodamedex.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of the redemption of the Series C Preferred Stock, including its effect on the Company’s capital structure, potential dilution and financial flexibility; the Company’s ability to obtain additional financing; and the Company’s clinical development plans, regulatory strategy, anticipated trial timing, potential regulatory submissions or approvals, and the potential benefits, safety, efficacy and commercial potential of its Bisphosphocin® platform and product candidates. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including risks that the anticipated benefits of the redemption may not be realized; the use of cash to fund the redemption may reduce the Company’s liquidity and cash runway; and the Company may be unable to obtain additional financing on acceptable terms or at all; clinical trials may not be initiated, completed or successful on expected timelines or at all; preclinical or clinical results may not be predictive of future results; product candidates may not demonstrate safety or efficacy or receive regulatory approval; and risks related to manufacturing, supply, financing and other matters described in the Company’s filings with the Securities and Exchange Commission, including under “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update them except as required by law.

Contact

Investor Relations

Tiberend Strategic Advisors, Inc.

David Irish

(231) 632-0002

dirish@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

(646) 577-8520

cmcdonald@tiberend.com